UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2007

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Annual Meeting of Stockholders of the Company was held on May 15, 2007. A total of 333,108,372 of the Company’s shares were present or represented by proxy at the meeting. This represented 90.4% of the Company’s outstanding shares at March 30, 2007, the record date of the meeting. The individuals listed below were elected as directors based on the following tabulations.

Name	For	Against	Abstain

Lane G. Collins	312,732,094	17,606,439	2,769,838
Scott G. Sherman	306,046,292	24,251,883	2,810,196
Bob R. Simpson	306,360,686	23,751,502	2,996,183

Other directors continuing in office are William H. Adams III, Keith A. Hutton, Phillip R. Kevil, Jack R. Randall, Herbert D. Simons and Vaughn O. Vennerberg. Louis G. Baldwin and Timothy L. Petrus continue to serve as non-voting advisory directors.

The stockholders also ratified the appointment of KPMG LLP as the Company’s independent auditor for 2007 with 329,071,210 votes for, 2,102,811 votes against and 1,934,351 votes abstaining.

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      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 23, 2007	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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